UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022
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PEAR THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39969	85-4103092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 State Street, 13th Floor Boston, MA 02109
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 925-7848

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001 per share	PEAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	PEARW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2022, Jorge Gomez notified Pear Therapeutics, Inc. (the “Company”) that he was resigning as a member of the Company’s board of directors and all committees thereof effective immediately. His resignation was not because of any disagreement with the Company on matters relating to its operations, policies, or practices. Following Mr. Gomez’s resignation, the Company’s board of directors appointed Alison Bauerlein as the chair of the audit committee of the Company’s board of directors effective immediately, and Kirthiga Reddy was appointed as a member of the audit committee. Following the changes to the board and committee composition described herein, the audit committee of the board of directors consists of Alison Bauerlein (Chair), Zack Lynch, and Kirthiga Reddy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pear Therapeutics, Inc.

By:	/s/ Christopher D.T. Guiffre
Name:	Christopher D.T. Guiffre, J.D., M.B.A.
Title:	Chief Financial Officer & Chief Operating Officer
Date: May 12, 2022